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         OFFER TO EXCHANGE EACH OUTSTANDING AMERICAN DEPOSITARY SHARE
     (EACH AMERICAN DEPOSITARY SHARE REPRESENTS 68 SHARES OF COMMON STOCK)

                                      OF

                                  GENER S.A.

               FOR SHARES OF COMMON STOCK OF THE AES CORPORATION
                             HAVING A VALUE OF $16

                                      BY

                          MERCURY CAYMAN CO. III, LTD.

                         A WHOLLY OWNED SUBSIDIARY OF

                              THE AES CORPORATION

THE U.S. OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 11, 2000, UNLESS EXTENDED. GENER AMERICAN DEPOSITARY SHARES TENDERED PURSUANT TO THE U.S. OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE U.S. OFFER.


                                                               November 9, 2000

To Our Clients:

     Enclosed for your consideration are the preliminary Prospectus, dated November 9, 2000 (the "Prospectus"), and the related ADS Letter of Transmittal (which together with any amendments or supplements thereto constitute the "U.S. Offer") relating to the offer by Mercury Cayman Co. III, Ltd. (the "Purchaser"), a limited company organized under the laws of the Cayman Islands and a wholly owned subsidiary of The AES Corporation ("AES"), to exchange a fraction of a share of AES common stock having a value of $16 for each American Depositary Share (each, an "ADS") of Gener S.A., a corporation organized under the laws of the Republic of Chile ("Gener"), upon the terms and subject to the conditions set forth in the Prospectus dated November 9, 2000. Holders of ADSs whose ADSs are not immediately available or who cannot deliver their American Depositary Receipts ("ADRs") and all other required documents to ChaseMellon Shareholder Services, L.L.C., as exchange agent (the "Exchange Agent"), or complete the procedures for book-entry transfer prior to the expiration date (as defined in the Prospectus), must tender their ADSs according to the Guaranteed Delivery Procedures set forth under the section "OUR OFFER--Procedure for Accepting Our Offer" of the Prospectus.

     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF ADSs HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (DIRECTLY OR INDIRECTLY) THE HOLDER OF RECORD OF ADSs HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH ADSs CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR ADSs HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the U.S. Offer.

     SHARES OF COMMON STOCK, NO PAR VALUE, OF GENER ("SHARES"), EXCEPT INSOFAR AS THEY ARE REPRESENTED BY ADSs, CANNOT BE TENDERED BY MEANS OF THE ADS LETTER OF TRANSMITTAL. SHARES CANNOT BE TENDERED PURSUANT TO THE U.S. OFFER AND CAN ONLY BE TENDERED PURSUANT TO AES'S CONCURRENT CHILEAN OFFER. ADDITIONAL INFORMATION ON THE CHILEAN OFFER MAY BE OBTAINED FROM DEUTSCHE SECURITIES CORREDORES DE BOLSA LIMITADA, THE DEALER MANAGER FOR THE CHILEAN OFFER. PLEASE NOTE, HOWEVER, THAT DOCUMENTATION ON THE CHILEAN OFFER WILL NOT BE AVAILABLE IN ENGLISH.


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PLEASE NOTE THE FOLLOWING:

     1. The consideration per ADS is a fraction of an AES share having a value of $16. THE U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSs OF GENER.

     2. The U.S. Offer is being made for any and all outstanding ADSs of Gener. The fraction of an AES share into which each ADS of Gener will be exchanged in the U.S. Offer will be determined by dividing $16 by the average of the high and low selling prices per share of AES common stock on the New York Stock Exchange, as reported on the New York Stock Exchange Composite Transaction Tape, for each of the ten New York Stock Exchange trading days ending on the second New York Stock Exchange trading day immediately prior to the date on which the U.S. Offer expires.

     3. Tendering holders will not be obligated to pay transfer taxes, except as set forth in Instruction 6 of the ADS Letter of Transmittal, on the transfer of ADSs pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 31% may be required, unless the required taxpayer identification information is provided. See Instruction 11 of the ADS Letter of Transmittal.

     4. The U.S. Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, December 11, 2000, unless the U.S. Offer is extended.

     5. As of the date hereof, the Board of Directors of Gener has not reviewed or taken a position with respect to the U.S. Offer.

     6. Notwithstanding any other provision of the U.S. Offer, exchange of a fraction of an AES share having a value of $16 for each ADS pursuant to the U.S. Offer will, in all cases, be made only after timely receipt by the Exchange Agent of (a) ADRs, as appropriate pursuant to the procedures set forth under the section "OUR OFFER--Procedure for Accepting Our Offer" of the Prospectus, or a timely book-entry confirmation with respect to such ADSs, (b) the ADS Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer, and (c) any other documents required by the ADS Letter of Transmittal.

     7. The Purchaser's obligation to exchange ADSs for AES shares is subject to a number of conditions, including (i) Gener shareholder approval at a Gener shareholders' meeting of the amendments to Gener's Bylaws and the effectiveness under Chilean law of such amendments, (ii) AES being satisfied, in its sole discretion, that the proposed Gener transaction with TotalFinaElf has been terminated and will not proceed, (iii) AES having purchased Gener shares in the Chilean Offer, (iv) that the per share selling price of AES common stock on the New York Stock Exchange on any New York Stock Exchange trading day between the date of the U.S. Offer and the expiration of the U.S. Offer, including any extensions thereof, not having been less than $50, and (v) other customary terms and conditions described under the section "OUR OFFER--Conditions of Our Offer."

     The U.S. Offer is made solely by the Prospectus, and the related ADS Letter of Transmittal and the ADS Notice of Guaranteed Delivery. The Purchaser is not aware of any jurisdiction where the making of the U.S. Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the U.S. Offer or the acceptance of ADSs pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of the Purchaser by Deutsche Bank Securities Inc., the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.


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                       INSTRUCTIONS WITH RESPECT TO THE
          OFFER TO EXCHANGE EACH OUTSTANDING AMERICAN DEPOSITARY SHARE (EACH AMERICAN DEPOSITARY SHARE REPRESENTS 68 SHARES OF COMMON STOCK)

                                       OF


                                   GENER S.A.

                 FOR SHARES OF THE AES CORPORATION COMMON STOCK
                             HAVING A VALUE OF $16

                                       BY

                          MERCURY CAYMAN CO. III, LTD.
                          A WHOLLY OWNED SUBSIDIARY OF

                              THE AES CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the Prospectus dated November 9, 2000, and the related ADS Letter of Transmittal, and Notice of Guaranteed Delivery in connection with the U.S. Offer by Purchaser to exchange a fraction of an AES share having a value of $16 for each outstanding ADSs of Gener pursuant to the terms and subject to the conditions set forth in the Prospectus.

     This will instruct you to tender the number of Gener ADSs indicated below (or if no number is indicated below, all Gener ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related ADS Letter of Transmittal.

Dated: November 9, 2000



            Acct #: -----------------------                 SIGN HERE
            Number of Gener ADSs to be Tendered*:


                    ----------------------            ----------------------
                                                          Signature(s)


                                                      ----------------------
                                                          Please Print


                                                      ----------------------
                                                            Address


            Dated:
                   ----------------------      -----------------------------
                                                 Area Code and Telephone #


                                              --------------------------------
                                                 Tax ID or Social Security #

          * Unless otherwise indicated, it will be assumed that all your Gener ADSs are to be tendered



                         PLEASE RETURN THIS FORM TO THE

                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

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